ALPHANET SOLUTIONS, INC.
                                     EXHIBIT 10.26


                                     STANDARD FORM

                                 SUB-SUBLEASE AGREEMENT


       This Sub-Sublease is made as of the 25th day of May, 1999, by and between ALPHANET SOLUTIONS, INC., a New Jersey corporation (herein referred to as "Sub-Sublandlord") and DATAJUMP, INC., a New Jersey corporation (hereinafter referred to as "Sub-Subtenant") with regard to the following facts.

                                    RECITALS

       A. American International Recovery, Inc. (hereinafter referred to as "Sublandlord") is the Tenant under that certain Office Lease dated as of March 14, 1988 (the "Office Lease"), with Sutman Associates, a New Jersey partnership (the "Landlord"), as amended by that certain Letter Agreement dated July 12, 1988 (the "Letter Agreement") the First Amendment to Lease dated March 29, 1989 (the "First Amendment") and the Second Amendment to Lease dated June 30, 1995 (the "Second Amendment") between Landlord and Sublandlord (the Office Lease, Letter Agreement, First Amendment and Second Amendment is referred to herein collectively as the "Master Lease") (a copy of which Master Lease is attached hereto as Exhibit A and by this reference made a part hereof) concerning approximately 16,038 rentable square feet of office space (the "Premises") located on the first floor of the building (the "Building") located at 7 Ridgedale Avenue, New Jersey.

       B. Sub-Sublandlord is the Subtenant under a Sublease (the "Master Sublease") dated as of May 27, 1998 between Sublandlord and Sub-Sublandlord (therein referred to as "Subtenant"), whereby Sub-Sublandlord subleased from Sublandlord the Premises consisting of approximately 16,038 rentable square feet of space (which shall be hereafter referred to as the "Subleased Premises") more particularly set forth on Exhibit B, attached hereto, upon the terms, covenants and conditions herein set forth in the Master Sublease (a copy of which Master Sublease is attached hereto as Exhibit B and by this reference made a part hereof). Hereinafter the Landlord and the Sublandlord are sometimes referred to collectively as the "Overlandlords" and the Master Lease and the Master Sublease are sometimes referred to collectively as the "Overleases." The Tenant under the Master Lease and the Subtenant under the Master Sublease are sometimes collectively referred to as the "tenants."

       C. Sub-Subtenant desires to sub-sublease from Sub-Sublandlord the premises consisting of approximately 13,185 rentable square feet of space (which shall be hereafter referred to as the "Sub-Subleased Premises") more particularly set forth on Exhibit C, attached hereto, and Sub-Sublandlord has agreed to sub-sublease the Sub-Subleased Premises to Sub-Subtenant upon the terms, covenants and conditions herein set forth.

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       In  consideration  of  the  mutual  covenants   contained   herein,   the
sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

       1. Sub-Sublease. Sub-Sublandlord hereby sub-subleases and demises to Sub-Subtenant and Sub-Subtenant hereby hires and takes Sub-Sublandlord the Sub-Subleased Premises. Sub-Subtenant shall have access to and the right to use in common with Sublandlord, at no additional charge, the communications room and the mechanical room within the Subleased Premises.

       2. Term. The term of this Sub-Sublease (the "Term") shall commence on June 1, 1999 and shall end, unless sooner terminated as provided in the Overleases, on September 29, 2000.

       3. Intentionally Deleted.

       4. Services.

         4.1. Electric. Sub-Subtenant shall pay $1.50 per rentable square foot per annum as its proportionate share of tenant electric charges as additional rent on a monthly basis at the rate of $1,648.13. Sub-Subtenant will pay directly to Landlord any additional expenses attributable to the Sub-Subleased Premises incurred for uses of services outside the normal Building Standard Operation Hours.

         4.2 Additional Services. Sub-Subtenant shall pay directly to the Landlord any additional expenses attributable to the Sub-Subleased Premises incurred for use of additional Landlord services.

       5. Rent. Sub-Subtenant shall pay base rent during the Term of this Sub-Sublease in the amount of $18.00 per rentable square foot of the Sub-Subleased Premises or $237,330.00 annually, payable monthly in advance on the first day of each month in equally monthly installments of $19,777.50. In the event that the Term of this Sub-Sublease shall begin or end on a date which is not the first day of a month, base rent shall be prorated as of such date. Following the complete execution of this Sub-Sublease by the parties and prior to the Commencement Date, Sub-Subtenant shall deliver to Sub-Sublandlord the first month's base rent in the amount of $19,777.50. In addition, Sub-Subtenant shall be responsible for all telephone charges incurred in connection with the Sub-Subleased Premises during the Term of this Sub-Sublease and shall arrange with the supplier of the same to have charges directly billed to Sub-Subtenant.

       Following the complete execution of this Sub-Sublease by the parties and prior to the Commencement Date, Sub-Subtenant shall pay the sum of $79,110.00, determined under Section 6 below to the Sub-Sublandlord, which shall be held as a security deposit ("Security Deposit"). Provided that Sub-Subtenant has not defaulted in the payment of base rent or in any other of its obligations under this Sub-Sublease beyond applicable notice and cure periods, the Security
Deposit shall be applied to the rent due for the last four (4) months of the Term, subject to the terms specified in Paragraph 6 below.

       6. Security Deposit. Following the complete execution of this Sub-Sublease by the parties and prior to the Commencement Date, as stated in
Section 5 of this Agreement, Sub-Subtenant shall deposit with Sub-Sublandlord a sum equal to four (4) months of base rent, equal to $79,110.00, as security for the Sub-Subtenant's faithful performance of all of the terms and conditions of this Sub-Sublease including the obligation to pay rent. For so long as the Security Deposit has not been repaid by Sub-Sublandlord or applied to base rent pursuant to Section 5 of this Agreement, it shall constitute an account payable by Sub-Sublandlord to Sub-Subtenant within thirty (30) days after the termination of this Sub-Sublease to the extent, if any, that the Security

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Deposit has not been applied by  Sub-Sublandlord  as  hereinafter  provided.  If
Sub-Subtenant shall default beyond any applicable notice and cure periods as defined herein with respect to any term and condition hereunder, then the Security Deposit or any part hereof may be applied by Sub-Sublandlord (but Sub-Sublandlord shall not be obligated to do so) to the actual damages sustained by Sub-Sublandlord by reason thereof. No such application shall be construed as an agreement to limit the amount of Sub-Sublandlord's claim, nor as a waiver of any damage, nor as a release of any indebtedness, and Sub-Sublandlord shall retain its claims against Sub-Subtenant to the extent not recovered in full from the Security Deposit. If Sub-Sublandlord has so applied all or any part of the Security Deposit, Sub-Sublandlord shall have the right (but not the obligation) at any time thereafter to demand that Sub-Subtenant pay to Sub-Sublandlord a sum equal to the amount so applied so that Sub-Sublandlord will always be in possession of a sum equal to the amount of the Security Deposit. Sub-Subtenant shall make each such remittance within thirty (30) days following such demand by Sub-Sublandlord. Said remittance shall thereupon constitute a part of the Security Deposit subject to the terms and provisions hereof. The failure of Sub-Subtenant to make any such requested remittance within such thirty (30) day period, and after applicable notice and cure period, may be treated by Sub-Sublandlord as a failure by Sub-Subtenant to make timely payment of rent and as an event of default.

       7. Use. Sub-Subtenant covenants and agrees to use the Premises in accordance with the provision of the Overleases and for no other purpose and otherwise in accordance with the terms and conditions of the Overleases and this Sub-Sublease.

       8. Overleases. As appllied to this Sub-Sublease, the words "Landlord" and "Tenant" as used in the Master Lease, and the words "Sublandlord" and "Subtenant" as used in the Master Sublease, shall be deemed to refer to Sub-Sublandlord and Sub-Subtenant hereunder, respectively. Sub-Subtenant and this Sub-Sublease shall be subject in all respects to the terms of, and the rights of the Overlandlords under, the Overleases. Except as otherwise expressly provided in Section 8 hereof, the covenants, agreements, terms, provisions and conditions of the Overleases insofar as they relate to the Sub-Subleased Premises and insofar as they are not inconsistent with the terms of this Sub-Sublease are made a part of and incorporated into this Sub-Sublease as if recited herein in full, and the rights and obligations of the Overlandlords and the tenants under the Overleases shall be deemed the rights and obligations of Sub-Sublandlord and Sub-Subtenant respectively hererunder and shall be binding upon and inure to the benefit of Sub-Sublandlord and Sub-Subtenant respectively. As between the parties hereto only, in the event of a conflict between the terms of the Overleases and the terms of this Sub-Sublease, the terms of this Sub-Sublease shall control.

       9. Operating Expenses/Real Estate Taxes. This is a "gross" sublease. Sub-Subtenant shall have no obligation pursuant to Article 7 of the Master Lease or under paragraph 9 of the Master Sublease, to pay Sub-Sublandlord operating expenses or real estate taxes.

       10. Overlandlords' Performance Under Overleases.

         10.1 Sub-Subtenant recognizes that Sub-Sublandlord is not in a position to render many of the services or to perform many of the obligations required of Sub-Sublandlord by the terms of this Sub-Sublease. Therefore, notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Subtenant agrees that performance by Sub-Sublandlord of its obligations hereunder are conditional upon due performance by the Overlandlords of its corresponding obligations under the Overleases and Sub-Sublandlord shall not be liable to Sub-Subtenant for any default of the Overlandlords under the Overleases. Sub-Subtenant shall not have any claim against Sub-Sublandlord by reason of the Overlandlords' failure or refusal to comply with any of the provisions of the Overleases unless such failure or refusal is a result of Sub-Sublandlord's act or failure to act. This

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Sub-Sublease  shall  remain  in  full  force  and  effect   notwithstanding  the
Overlandlords' failure or refusal to comply with any such provision of the Overleases and Sub-Subtenant shall pay the base rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Notwithstanding the foregoing, if Overlandlords default in any of their obligations under the Overleases, Sub-Subtenant shall be entitled to participate with Sub-Sublandlord in any action undertaken by Sub-Sublandlord in the
enforcement   of   Sub-Sublandlord's    rights   against    Overlandlords.    If
Sub-Sublandlord  elects not to take action,  whether  legal action or otherwise,
for  the  enforcement  of   Sub-Sublandlord's   rights  against   Overlandlords,
Sub-Subtenant shall have the right to take such action in its own name and, for that purpose and only to such extent, all the rights of Sub-Sublandlord under the Overleases with respect to the Sub-Subleased Premises shall be and are hereby conferred upon and assigned to Sub-Subtenant, and Sub-Subtenant shall protect, defend, indemnify and hold Sub-Sublandlord harmless from all claims, costs and liabilities, including attorney' fees and costs, arising out of or in connection with any such action by Sub-Subtenant. Sub-Subtenant covenants and warrants that it fully understands and agrees to be subject to and abide by all
of  the  covenants,   agreements,   terms,  provisions  and  conditions  of  the
Overleases,   except  as  modified  herein.   Furthermore,   Sub-Subtenant   and
Sub-Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Overleases on the part of the tenants thereunder.

         10.2 Whenever the consents of the Overlandlords shall be required by, or Overlandlords shall fail to perform their obligations under, the Overleases, Sub-Sublandlord agrees to use its good faith efforts to obtain, at Sub-Subtenant's sole cost and expense, such consents and/or performance on behalf of Sub-Subtenant.

         10.3 Sub-Sublandlord represents and warrants to and covenants with Sub-Subtenant that (a) the Overleases is in full force and effect, (b)
Sub-Subtenant has and shall have no obligations with respect to the Sub-Subleased Premises with respect to tenant restoration of alterations made prior to the commencement date of the Term of this Sub-Sublease (including the demising wall to be constructed by Sub-Sublandlord), the correction of damage, failure to make repairs or other conditions relating thereto, or any other obligations with respect thereto arising prior to the commencement date of the Term of this Sub-Sublease, and (c) except with respect to a dispute with the Overlandlords concerning the payment of certain unbilled utility charges, there are no outstanding notices, claims or demands from the Overlandlords, nor is there any state of facts which could give rise to such notices, claims or demands, relating to any breach or alleged breach of any tenant obligations under the Overleases.

         10.4 Sub-Sublandlord covenants that Sub-Subtenant shall have quiet enjoyment of the Sub-Subleased Premises during the Term, including, despite the provisions of the Overleases (including the Master Lease rules), (a) 24-hour, 7-day per week access to the Sub-Subleased Premises, and (b) the right to maintain a kitchenette with refrigerator and microwave.

       11. Variations from Overleases. The following covenants, agreements, terms, provisions and conditions of the Overleases are hereby modified or not incorporated herein:

         11.1 Notwithstanding anything to the contrary set forth in the Overleases, the base rent payable under this Sub-Sublease and the Term of this Sub-Sublease shall be as set forth in Sections 2 and 5. There is no additional rent payable pursuant to paragraph 9 of the Master Sublease. The provisions of paragraphs 3, 11.2 and 13 of the Master Sublease shall not apply to this Sub-Sublease.

         11.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sub-Sublease other than the Delaware Hudson Group, Inc. And

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Krupat Group, Ltd. (the "Brokers"), and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees, other than to the Brokers, arising out of either of their acts in connection with this Sub-Sublease. The Sub-Sublandlord shall pay the Brokers' fees, it being understood and agreed that those fees shall not exceed 5% of the aggregate base rent payable during the Term of this Sub-Sublease. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Sub-Sublease.

         11.3 Notwithstanding anything contained in the Overleases to the contrary, as between Sub-Sublandlord and Sub-Subtenant only, all insurance proceeds or condemnation awards received by Sub-Sublandlord under the Overleases shall be deemed to be the property of Sub-Sublandlord.

         11.4 Any notice which may or shall be given by either party hereunder shall be either delivered personally, sent by certified mail, return receipt requested, or by overnight express delivery, addressed to the party for whom it is intended at 28 Bloomfield Avenue, Pine Brook, New Jersey 07058 (if to the Sub-Subtenant), with a copy to R. Barry Stiger, Esq., Lowenstein Sandler, PC, 65 Livingston Avenue, Roseland, New Jersey 07068, and to AlphaNet Solutions, Inc.,
Attention: Dennis Samuelson, 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927, with a copy to Jack Adler, Esq., General Counsel, at the same address (if to the Sublandlord), or to such other address as may have been designated in a notice give in accordance with the provisions of this Section 11.4.

         11.5 All amounts payable hereunder by Sub-Subtenant shall be payable directly to Sub-Sublandlord, as follows:

             Checks payable to:AlphaNet Solutions, Inc.

             Checks mailed to:.       7 Ridgedale Avenue
                                      Cedar Knolls, New Jersey 07927

         11.6 The provision of Articles Fifth, Eighth, Ninth, Tenth and Eleventh of Second Amendment and the provision of Articles Second, Third, Sixth and Seventh of First Amendment and Article 12 and 39.0 of the Master Lease shall not apply to this Sub-Sublease.

         11.7 Sub-Sublandlord shall deliver and Sub-Subtenant shall accept the Sub-Subleased Premises in their presently existing "as is" condition, except that Sub-Sublandlord shall construct a demising wall between the Premises and the Subleased Premises, comply with all fire codes and deliver a certificate of occupancy, if legally required, and shall permit the Sub-Subtenant to have access to the communications room and the mechanical room in order to install wiring and cabling and to move existing cabling serving the Sub-Subleased Premises in preparation for the commencement of the Term.

         11.8 Sub-Subtenant shall have the right, at Sub-Subtenant's sole cost and expense, subject to the prior written approval of the Overlandlords and pursuant to the terms of Article 11 of the Master Lease, to alter and construct improvements in the Sub-Subleased Premises.

         11.9 Sub-Subtenant shall remove any Sub-Subtenant improvements in the Sub-Subleased Premises and restore the Sub-Subleased Premises to the same condition existing on the date of Sub-Sublandlord's delivery of the Sub-Subleased Premises to Sub-Subtenant upon the expiration of the Term hereof.

         11.10 Sub-Sublandlord agrees that Sub-Subtenant shall have the right to use the Building parking facilities pursuant to the terms of the Lease, and is entitled to fifty (50) unreserved spaces.

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       12. Signage Sub-Subtenant shall coordinate directly with the Landlord for additional directory signage at Sub-Subtenant's sole cost.

       13. Security System. Sub-Subtenant shall have the right to install a security system prior to or at any time during Sub-Subtenant's occupancy, provided that Sub-Subtenant shall remove the system at its own expense at the end of the Term if required by the Overlandlords.

       14. Indemnity. Sub-Subtenant hereby agrees to protect, defend, indemnify and hold Sub-Sublandlord harmless from and against any and all liabilities, claims expenses, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sub-Sublandlord by (a) the Overlandlords for failure of Sub-Subtenant to perform any of the convenants, agreements, terms, provisions or conditions contained in the Overleases which by reason of the provisions of this Sub-Sublease Sub-Subtenant is obligated to perform, or (b) any person by reason of Sub-Subtenant's use and/or occupancy of the Sub-Subleased Premises or negligent or intentional acts in or about the Building. The provisions of this Section 12 shall survive the expiration or earlier termination of the Overleases and/or this Sub-Sublease.

       15. Certificates. Sub-Subtenant shall at anytime and from time to time as requested by Sub-Sublandlord upon not less than ten (10) days prior written notice, execute, acknowledge and deliver to Sub-Sublandlord a statement in writing certifying that this Sub-Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the date to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that Sub-Sublandlord is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sub-Sublease, and if so, specifying each such fault of which Sub-Subtenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Sub-Sublandlord may be dealing.

       16. Assignment or Subletting. Subject further to all of the rights of the Overlandlords under the Overleases and the restrictions contained in the Overleases, Sub-Subtenant shall not be entitled to assign this Sub-Sublease or to sublet all or any portion of the Sub-Subleased Premises without the prior written consent of Sub-Sublandlord, which consent may be withheld by Sub-Sublandlord in its sole discretion.

       17. Severability. If any term or provision of this Sub-Sublease or the application thereof to any person or circumstances shall, to the extent, be invalid and unenforceable, the remainder of this Sub-Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sub-Sublease shall be valid and be enforceable to the fullest extent permitted by law.

       18. Entire Agreement; Waiver. This Sub-Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment herein, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

       19.  Captions  and   Definitions.   Captions  to  the  Sections  in  this
Sub-Sublease are included for convenience only are not intended and shall not be deemed to modify or explain any of the terms of this Sub-Sublease.

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       20. Further  Assurance. The parties hereto agree that each of them,  upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sub-Sublease.

       21. Governing Law. This Sub-Sublease shall be governed by and in all respects constructed in accordance with the internal laws of the State of New Jersey.

       22. Consent of Overlandlords. The validity of this Sub-Sublease shall be subject to the Landlord's prior written consent hereto pursuant to the terms of the Overleases. The parties shall act use all good faith efforts to obtain the approvals necessary so that the Commencement Date occurs on June 1, 1999.

             IN  WITNESS   WHEREOF,   the   parties   hereto  have  caused  this
Sub-Sublease to be executed as of the day and year first above written.

                                      "Sub-Sublandlord"

                                      ALPHANET SOLUTIONS, INC.
                                      a New Jersey corporation


                                      By:  /s/ Dennis Samuelson
                                           -----------------------------------
                                      Name: Dennis Samuelson
                                      Title: Senior Vice President


                                      "Sub-Subtenant"

                                      DATAJUMP, INC.,
                                      a New Jersey corporation


                                      By:  /s/  Peter  G.  Becan  for Datajump
                                           -----------------------------------
                                      Name:  Peter G. Becan
                                      Title: CEO/Treasurer

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